Dakota Territory Resource Corp Announces a Merger Agreement with JR Resources, Rebranding to Dakota Gold Corp and 4 for 1 Reverse Stock Split

5/14/2021 | Press Release

Lead, South Dakota, May 14, 2021 -- Dakota Territory Resource Corp (OTCQB: DTRC) ("Dakota Territory" or the "Company") is pleased to announce that it has entered into a definitive merger agreement (the “Merger Agreement”) with JR Resources Corp. (“JR Resources”), its largest shareholder. The resulting company will be named “Dakota Gold Corp.” In addition, the board of directors has approved a 4 for 1 reverse stock split of the Company's issued and outstanding common stock. The reverse stock split will be effective prior to the stock market opening on May 25, 2021, subject to the receipt of all necessary regulatory approvals, including the approval of the Nevada Secretary of State.

“The merger between Dakota Territory and JR Resources combines the assets and talents of the two companies and we believe will enable Dakota Gold Corp. to unlock the mineral value of its assets for its shareholders,” said Jonathan Awde, President and CEO of Dakota Territory. “This merger will remove the existing control block and, along with the reverse stock split, will position the company to achieve its broader objective of exploring and identifying gold resources on our extensive property package in the historic Homestake gold district of South Dakota.”

Merger Agreement

Pursuant to the Merger Agreement, JR Resources and the Company have incorporated a new company (“NewCo”) that will acquire all of the outstanding securities of JR Resources and of the Company in exchange for securities of NewCo (the “Merger”). Shareholders of JR Resources will receive a number of NewCo shares of common stock equal to their percentage shareholding in JR Resources multiplied by the 142,566,667 Dakota Territory shares that JR Resources owns. Shareholders of the Company other than JR Resources will receive one share of common stock of NewCo for each share of common stock of Dakota Territory.

In addition, at the closing of the Merger, (i) each outstanding option to purchase Dakota Territory common stock, whether vested or unvested, will be assumed and converted into an option with respect to a number of shares of NewCo common stock in the manner set forth in the Merger Agreement, (ii) each outstanding warrant to purchase JR Resources common stock, whether or not exercisable, will be assumed and converted into a warrant with respect to a number of shares of NewCo common stock in the manner set forth in the Merger Agreement, (iii) any outstanding awards of restricted stock units with respect to shares of Dakota Territory common stock will be assumed and converted into the right to receive an award of restricted stock units representing a right to receive a number of shares of NewCo common stock in the manner set forth in the Merger Agreement, and (iv) NewCo will change its name to “Dakota Gold Corp.”

The completion of the Merger is subject to customary closing conditions for a transaction of this nature, including securities law compliance, the approval of JR Resources shareholders and the approval of Dakota Territory shareholders. In addition, in connection with the Merger, the Company and JR Resources intend to cause NewCo to prepare and file a registration statement on Form S-4 with the U.S. Securities and Exchange Commission (the “SEC”), which will require the approval of the SEC.

The board of directors of the Company has approved the Merger. Jonathan Awde abstained from voting on the Merger, having disclosed his interest as President, CEO, a director and a shareholder of JR Resources. Robert Quartermain abstained from voting, having disclosed his interest as a shareholder of JR Resources.

Reverse Stock Split

In the reverse stock split, every 4 pre-split shares of issued and outstanding common stock of the Company will be converted into 1 post-split share of common stock, with all fractional shares being rounded up to the nearest whole share. No fractional shares will be issued in connection with the reverse stock split. In connection with the reverse stock split, the 300,000,000 pre-split authorized shares of Dakota Territory common stock will be proportionately reduced to 75,000,000 post-split authorized shares of Dakota Territory common stock and the Company’s 224,789,323 shares of pre-split common stock that are currently issued and outstanding will reduced to approximately 56,197,331 shares of post-split common stock. Proportional adjustments will also be made to the Company's outstanding stock options.

As a result of the reverse stock split, each shareholder's percentage ownership interest in the Company and proportional voting power will remain virtually unchanged, except for minor adjustments that may result from rounding fractional shares into whole shares. In addition, the rights and privileges of the holders of Dakota Territory common stock will be unaﬀected by the reverse stock split. For example: (1) a shareholder of Dakota Territory who owns 100,000 pre-split shares of common stock will own 25,000 post-split shares of common stock following completion of the reverse stock split and (2) a shareholder of JR Resources who owns 100,000 shares of JR Resources common stock will, assuming the completion of the Merger, ultimately receive approximately 72,046 post-split shares of common stock of NewCo.

The reverse stock split will become eﬀective as of 12:01 a.m. PT on May 25, 2021, and Dakota Territory common stock will begin trading on the OTCQB on a post-split basis at the open of trading on May 25, 2021, subject to receipt of all necessary regulatory approvals, including the approval of the Nevada Secretary of State. The Company's ticker symbol on the OTCQB will remain unchanged, although a "D" will be placed at the end of the ticker symbol (DTRCD) for 20 business days following the reverse stock split.

Shareholders of Dakota Territory common stock who hold their shares in book-entry or other electronic form do not need to take any action, as the eﬀect of the reverse stock split will automatically be reﬂected in their respective accounts. Shareholders of Dakota Territory common stock who hold their shares in certiﬁcated form will be mailed a letter of transmittal providing instructions for how to exchange their existing stock certiﬁcate for a stock certiﬁcate with a stamp indicating the new CUSIP number.

About Dakota Territory Resource Corp

Dakota Territory Resource Corp is a Nevada Corporation with offices located at Lead, South Dakota. Dakota Territory is committed to creating shareholder value through the acquisition and responsible exploration and development of high caliber gold properties in the Black Hills of South Dakota.

Dakota Territory maintains 100% ownership of eight gold properties covering approximately 18,182 mineral acres in the heart of the Northern Black Hills of South Dakota, including the Blind Gold, City Creek, West Corridor, Homestake Paleoplacer, Ragged Top, Tinton, Maitland and Poorman Anticline Properties. Dakota Territory is uniquely positioned to leverage Management’s extensive exploration and mining experience in the District with Homestake Mining Company. For more information on Dakota Territory, please visit the Company's website at http://DakotaTRC.com/.

Investor & Public Relations

Investor Relations Contact: For more information, please contact Jonathan Awde at 604-761-5251.

Public Relations Contact: For more information, please contact Elizabeth Sailer at 605-580-0480.

Cautionary Note to U.S. Investors

The SEC limits disclosure for U.S. reporting purposes to mineral deposits that a company can economically and legally extract or produce. Our property currently does not contain any known proven or probable ore reserves under SEC reporting standards. Our reference above to the various formations and mineralization believed to exist in our property as compared to historical results and estimates from other property in the district is illustrative only for comparative purposes and is no indication that similar results will be obtained with respect to our property. U.S. investors are urged to consider closely the disclosure in our latest reports filed with the SEC. You can review and obtain copies of these filings at http://www.sec.gov/edgar.shtml.

Forward Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the statements regarding the Merger. These forward-looking statements are based on assumptions and expectations that may not be realized and are inherently subject to numerous risks and uncertainties, which could cause actual results to differ materially from these statements. These risks and uncertainties include, among others, the inability to complete the reverse stock split in a timely manner, the inability to complete the Merger in a timely manner, the inability to complete the Merger due to the failure of the Company's shareholders to approve the Merger, as described in the proxy statement/prospectus that will be delivered to Company shareholders prior to the meeting of shareholders, the failure to satisfy other conditions to completion of the Merger, including receipt of required third-party consents, the failure of the Merger to close for any other reason, the effect of the announcements regarding the Merger on the market price of Dakota Territory common stock, the possibility that the anticipated benefits of the Merger will not be realized, or will not be realized within the expected time period, the inability to meet expectations regarding the accounting and tax treatments of the Merger, the possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, diversion of management's attention from ongoing business operations and opportunities, our ability to achieve our strategic goals, changes in the market price of the Company’s common stock following the Merger, the state of the economy and financial markets generally and the effect on our industry, and the market for our common stock. The foregoing list is not exhaustive. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the risk factors included in Item 1A of our Annual Report on Form 10-K for the year ended March 31, 2020, as amended, as updated by annual, quarterly and other reports and documents that we file with the SEC, including the registration statement on Form S-4 that will be filed with the SEC in connection with the Merger. We caution investors not to place undue reliance on the forward-looking statements contained in this communication. These statements speak only as of the date of this communication, and we undertake no obligation to update or revise these statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Important Information and Where You Can Find It

This document relates to the proposed Merger involving Dakota Territory and JR Resources. Dakota Territory and JR Resources will cause NewCo to file a registration statement on Form S-4 with the SEC, which will include a proxy statement of Dakota Territory and a prospectus of NewCo, referred to as a proxy statement/prospectus, and each party will file other documents with the SEC regarding the proposed transaction. INVESTORS AND HOLDERS OF DAKOTA TERRITORY’S SECURITIES ARE URGED TO CAREFULLY READ THE ENTIRE PROXY STATEMENT/PROSPECTUS, WHEN IT BECOMES AVAILABLE, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The documents filed by Dakota Territory with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and holders of Dakota Territory’s securities will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC on Dakota Territory’s website at http://DakotaTRC.com/.

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed transaction. This communication is also not intended to and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor will there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such other jurisdiction. No offering of securities will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Participants in the Solicitation

Dakota Territory, JR Resources and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in favor of the approval of the Merger and related matters. Information regarding the Company’s directors and executive officers is contained in the Company’s most recent Annual Report on Form 10-K for the year ended March 31, 2020 and the Schedule 14f-1 filed on March 15, 2021. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement/prospectus and other relevant documents filed with the SEC when they become available. Free copies of these documents may be obtained as described above.